                                   [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of February, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:  Brian McLean
                              Title: Director, Securitizations

NEWCOURT RECEIVABLES ASSET TRUST 1997-1


   Beginning of Period:                             01/01/99
   End of Period:                                   01/31/99
   Payment Date:                                    02/01/99
   Date of Report:                                  02/18/99

WATERFALL DISTRIBUTIONS


                                                   Collections
                                                     Account
-------------------------------------------------------------------------------
Cash Collections                                   13,176,593.17
Interest Earned on Collections Account                 43,205.95
Interest Earned on Reserve Account                     27,424.93
Recoveries on Defaulted Contracts                     739,268.95
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------


Available Amount                                   13,986,493.00

ALLOCATIONS

  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   150,374.71

  (C) A-1 Interest                                          0.00

  (D) A-2 Interest                                          0.00

  (E) A-3 Interest                                    509,255.06

  (F) A-4 Interest                                    862,921.79

  (G) B Interest                                       71,039.05

  (H) C Interest                                       45,215.96

  (I) D Interest                                      122,281.25

  (J) A-1 Principal Payment Amount                          0.00

  (K) A-2 Principal Payment Amount                 11,023,150.61

  (L) A-3 Principal Payment Amount                          0.00

  (M) A-4 Principal Payment Amount                          0.00

  (N) B Principal Payment Amount                      252,996.37

  (O) C Principal Payment Amount                      708,109.60

  (P) D Principal Payment Amount                      241,148.60

  (Q) Reserve Fund Deposit                                  0.00

  (R) Excess to Certificateholders                          0.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 2

SERVICING & INTEREST CALCULATIONS




SERVICING FEE DUE                                   A-4 INTEREST
(a) ADCB                           300,749,426.57  (a) A-4 Rate                               6.193%
(b) Servicing Fee Rate                     0.600%  (b) 30                                         30
(c) 30                                         30  (c) 360                                       360
(d) 360                                       360  (d) Beginning A-4 Balance          167,205,901.00
(e) Current Servicing Due              150,374.71  (e) Current Interest Due (a*d*b/c)     862,921.79

(f) Prior Month's Arrearage                  0.00  (f) Prior Month's Arrearage                  0.00

(g) Total Servicing Due                150,374.71  (g) Total Interest Due                 862,921.79


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.815%   (a) B Rate                                6.320%
(b) Days in Period                             31   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance                    0.00   (d) Beginning B Balance            13,488,426.47
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)     71,039.05

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                       0.00   (g) Total Interest Due                 71,039.05

A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               6.040%   (a) C Rate                                6.560%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance                    0.00   (d) Beginning C Balance             8,271,212.72
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)     45,215.96

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                       0.00   (g) Total Interest Due                 45,215.96


A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               6.110%   (a) D Rate                                9.210%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          100,017,360.08   (d) Beginning D Balance            15,932,410.95
(e) Current Interest Due (a*d*b/c)     509,255.06   (e) Current Interest Due (a*d*b/c)    122,281.25
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                 509,255.06   (g) Total Interest Due                122,281.25


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 3

PRINCIPAL CALCULATIONS


CLASS A-1 PRINCIPAL AMOUNT
(a) Prior Month's Balance                            0.00
(b) Amount Due                                       0.00
(c) Amount Paid                                      0.00

(d) Current Month's Ending Balance                   0.00


CLASS A-2 PRINCIPAL AMOUNT                                 CLASS B PRINCIPAL AMOUNT

(a) Prior Month's Balance                            0.00  (a) Prior Month's Balance                   13,488,426.47

(b) Beginning Principal All Class A Notes  267,223,261.08  (b) Beginning Principal All Class B Notes   13,488,426.47
(c) Class A Percentage                           8.85246%  (c) Class B Percentage                           4.59016%
(d) ADCB                                   288,343,297.66  (d) ADCB                                   288,343,297.66
(e) Amount Due                                       0.00  (e) Amount Due                                 252,996.37
(f) Amount Paid                                      0.00  (f) Amount Paid                                252,996.37

(g) Current Month's Ending Balance                   0.00  (g) Current Month's Ending Balance          13,235,430.10


CLASS A-3 PRINCIPAL AMOUNT                                 CLASS C PRINCIPAL AMOUNT

(a) Prior Month's Balance                  100,017,360.08  (a) Prior Month's Balance                    8,271,212.72

(b) Beginning Principal All Class A Notes  267,223,261.08  (b) Beginning Principal All Class C Notes    8,271,212.72
(c) Class A Percentage                          88.85246%  (c) Class C Percentage                           2.62295%
(d) ADCB                                   288,343,297.66  (d) ADCB                                   288,343,297.66
(e) Amount Due                              11,023,150.61  (e) Amount Due                                 708,109.60
(f) Amount Paid                             11,023,150.61  (f) Amount Paid                                708,109.60

(g) Current Month's Ending Balance          88,994,209.47  (g) Current Month's Ending Balance           7,563,103.12


CLASS A-4 PRINCIPAL AMOUNT                                 CLASS D PRINCIPAL AMOUNT

(a) Prior Month's Balance                  167,205,901.00  (a) Prior Month's Balance                   15,932,410.95

(b) Beginning Principal All Class A Notes  267,223,261.08  (b) Beginning Principal All Class D Notes   15,932,410.95
(c) Class A Percentage                          88.85246%  (c) Class D Percentage                           3.93443%
(d) ADCB                                   288,343,297.66  (d) ADCB                                   288,343,297.66
(e) Amount Due                                       0.00  (e) Amount Due                               4,587,756.98
(f) Amount Paid                                      0.00  (f) Amount Paid                                241,148.60

(g) Current Month's Ending Balance         167,205,901.00  (g) Current Month's Ending Balance          15,691,262.35

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 4

RESTRICTING EVENT CALCULATIONS


RESTRICTING EVENTS


a)                                   Over 60 Days
                                       Past Due                       ADCB
    Two Months Prior                 5,204,290.61               316,994,003.95
    Prior Month                      7,593,046.88               300,749,426.57
    Current Period                   5,664,381.43               288,343,297.66

                  Total             18,461,718.92

                  Delinquency Ratio                                       2.04%

                  Trigger Level                                           3.00%

                  RESTRICTING EVENT? (YES/NO)                              NO



b)                                   Defaulted
                                     Contracts         Recoveries         ADCB
     Five Months Prior                919,620.92       485,081.00   363,454,858.68
     Four Months Prior                953,080.46       615,812.65   349,105,042.81
     Three Months Prior             1,011,167.53       652,619.61   331,839,693.51
     Two Months Prior                 806,778.07       805,301.36   316,994,003.95
     Prior Month                      751,836.37       578,758.60   300,749,426.57
     Current Period                   795,710.58       739,268.95   288,343,297.66

               Total                5,238,193.93     3,876,842.17

               2 times Defaults-Recoveries / Average ADCB                  0.84%

               Trigger Level                                               3.00%

               RESTRICTING EVENT? (YES/NO)                                  NO



c)   A Notes Outstanding
          (A)  Reserve Fund Balance                               8,025,883.00
          (B)  Difference between ADCB and Class A Notes         32,143,187.19
          (C) (A+B)                                              40,169,070.19

              Target Subordination                               10,701,177.67

               RESTRICTING EVENT? (YES/NO)                                  NO

    A Notes Retired
          (A)  Reserve Fund Balance                               8,025,883.00
          (B)  Reserve Fund Amount                                8,025,883.00

               RESTRICTING EVENT? (YES/NO)                                  NO

d)             Has a Servicer Default or Event of
               Default occurred and is continuing?                          NO

               RESTRICTING EVENT? (YES/NO)                                  NO

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 5

RESERVE FUND CALCULATIONS

RESERVE FUND


   Beginning Balance               8,025,883.00
   Required Balance                8,025,883.00
   Deposit/(Withdrawal)                    0.00
   Ending Balance                  8,025,883.00


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                           Page 6

BOND PRINCIPAL FACTORS



A-1                      0.0000000%
A-2                      0.0000000%
A-3                     83.1630050%
A-4                    100.0000000%
B                       70.6754258%
C                       70.6754258%
D                       97.7541185%